UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2017

ONE LIBERTY PROPERTIES, INC.

(Exact name of Registrant as specified in charter)

Maryland	001-09279	13-3147497
(State or other jurisdiction of incorporation)	(Commission file No.)	(IRS Employer I.D. No.)

60 Cutter Mill Road, Suite 303, Great Neck, New York	11021
(Address of principal executive offices)	(Zip code)

516-466-3100

Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.07       Submission of Matters to a Vote of Security Holders.

At our annual meeting of stockholders held on June 14, 2017, proposals 1, 2 and 4 presented to stockholders were approved and with respect to proposal 3, stockholders selected three years as the frequency of future stockholder “say-on-pay” votes.” The proposals are described in detail in our definitive proxy statement dated April 18, 2017. Set forth below is a summary of the proposals and the voting results with respect thereto.

Proposal 1 – Election of Directors

To elect the directors named below for a three year term:

	For	Against	Abstain	Broker Non-Votes
Charles L. Biederman	12,360,681	741,920	134,029	3,874,175
Patrick J. Callan, Jr.	12,901,380	200,970	134,280	3,874,175
Louis P. Karol	12,545,668	557,285	133,676	3,874,175

Proposal 2– Advisory Vote on Executive Compensation

To approve, by non-binding vote, executive compensation for the year ended December 31, 2016:

For	Against	Abstain	Broker Non-Votes
10,366,383	2,788,124	82,122	3,874,175

Proposal 3 – Advisory Vote on the Frequency of Holding Future Advisory Votes on Executive Compensation

To approve, by non-binding vote, the frequency of future non-binding votes on executive compensation:

One Year	Two Years	Three Years	Abstain	Broker Non-Vote
4,952,815	87,757	7,692,893	503,163	3,874,175

In light of the results with respect to this proposal, we have determined that the next stockholder advisory vote on executive compensation will be held in connection with the 2020 Annual Meeting of Stockholders.

Proposal 4 – Ratification of the Selection of Independent Registered Public Accounting Firm

To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ended December 31, 2017:

For	Against	Abstain
16,891,334	117,745	101,725

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONE LIBERTY PROPERTIES, INC.

Date:	June 14, 2017	By:	/s/ David W. Kalish
David W. Kalish
Senior Vice President – Finance

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